As filed with the Securities and Exchange Commission on September 19, 2002

                                                      Registration No. 333-58212

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         Post Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   OSCA, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    72-0868136
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                  Identification No.)

                            156 Commission Boulevard
                           Lafayette, Louisiana 70508
          (Address, including zip code, of Principal Executive Offices)

                             OSCA, Inc. Savings Plan
                            (Full title of the plan)

                            Margaret B. Shannon, Esq.
                          Vice President and Secretary
                          5500 Northwest Central Drive
                              Houston, Texas 77092
                                 (713) 462-4239
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    copy to:

                                 Melinda Brunger
                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002
                                 (713) 220-4200

                          DEREGISTRATION OF SECURITIES

     Pursuant to Registration Statement No. 333-58212 on Form S-8 (the "Registration Statement") first filed with the Securities and Exchange Commission on April 3, 2001, OSCA, Inc., a Delaware corporation ("OSCA"), registered 1,000,000 shares of common stock, $0.01 par value, to be offered under the OSCA, Inc. Savings Plan and an indeterminate amount of plan interests to be offered or sold pursuant to the OSCA, Inc. Savings Plan.

     On February 20, 2002, BJ Services Company ("BJ Services"), OSCA and BJTX, Co., a wholly owned subsidiary of BJ Services ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a merger pursuant to which Merger Sub would merge with and into OSCA, with OSCA surviving as a wholly owned subsidiary of BJ Services (the "Merger"). The Merger became effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on May 31, 2002.

     As a result of the Merger, OSCA has terminated all offerings of OSCA securities under its existing registration statements, including the Registration Statement. In accordance with an undertaking by OSCA in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, OSCA hereby removes from registration all securities registered under the Registration Statement which remain unsold as of the date hereof.

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

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 19th day of September, 2002.

                                 OSCA, INC.
                                 (Registrant)



                                 By:  /s/ MARGARET B. SHANNON
                                      -------------------------------------
                                 Name:  Margaret B. Shannon
                                        -----------------------------------
                                 Title:  Vice President and Secretary
                                         ----------------------------------

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on September 19, 2002.

             Signature                                      Title
             ---------                                      -----


        /s/ JAMES W. STEWART
 -------------------------------------
          James W. Stewart                      Chief Executive Officer and
                                             Chairman of the Board of Directors
                                                (Principal Executive Officer)

       /s/ TAYLOR M. WHICHARD
 -------------------------------------
         Taylor M. Whichard                       Vice President - Finance,
                                            Chief Financial Officer and Director
                                                (Principal Executive Officer)


        /s/ JEFFREY E. SMITH
 -------------------------------------
          Jeffrey E. Smith                                Director


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